UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

________________

SCHEDULE 14A

________________

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934

Filed by the Registrant	☒
Filed by a Party other than the Registrant	☐

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12

AKOUSTIS TECHNOLOGIES, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
	(1)	Title of each class of securities to which transaction applies:

	(2)	Aggregate number of securities to which transaction applies:

	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

	(4)	Proposed maximum aggregate value of transaction:

	(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.
☐

Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	(1)	Amount Previously Paid:

	(2)	Form, Schedule or Registration Statement No.:

	(3)	Filing Party:

	(4)	Date Filed:

Akoustis Technologies, Inc.
9805 Northcross Center Court, Suite A
Huntersville, NC 28078
(704) 997-5735

September 17, 2021

To the Stockholders of Akoustis Technologies, Inc.:

We are pleased to invite you to attend the 2021 Annual Meeting of Stockholders (the “Annual Meeting”) of Akoustis Technologies, Inc. (the “Company”). The Annual Meeting will be held at the offices of K&L Gates LLP, 300 South Tryon Street, Suite 1000, Charlotte, North Carolina 28202, on Thursday, October 28, 2021 at 10:00 a.m., local time. While we intend to hold the Annual Meeting in person, we are actively monitoring the coronavirus (COVID-19) pandemic and are sensitive to the public health and travel concerns our shareholders may have and the protocols that federal, state and local governments may impose. In the event that it is not possible or advisable to hold the Annual Meeting in person, we will publicly announce a determination to hold the Annual Meeting virtually in a press release available at www.akoustis.com and in a filing of additional proxy materials with the Securities and Exchange Commission as soon as practicable before the meeting. In that event, the Annual Meeting would be conducted solely virtually, on the above date and time, via live audio webcast. If we decide to hold the Annual Meeting virtually, details on how to participate will be set forth in the press release described above.

Details of the business to be conducted at the Annual Meeting are provided in the enclosed Notice of Annual Meeting of Stockholders and Proxy Statement, each of which we urge you to read carefully. In addition, enclosed are a proxy card and a copy of our Annual Report on Form 10-K for the fiscal year ended June 30, 2021.

We sincerely hope that you can attend the Annual Meeting. Even if you plan to attend the Annual Meeting, we encourage you to review these proxy materials and submit your voting instructions in advance of the Annual Meeting by Internet, by telephone, or by mail. Instructions regarding submitting a proxy by Internet and telephone are included on the proxy card. If you choose to submit a proxy by mail, please mark, sign and date the proxy card and return it in the enclosed postage-paid envelope. If you attend the Annual Meeting and desire to revoke your proxy and vote in person, you may do so. You may revoke your proxy at any time before it is exercised as explained in the Proxy Statement.

If you have any questions or need assistance voting your shares, please contact Andrew Wright, the Company’s General Counsel and Corporate Secretary, at (704) 997-5735.

Sincerely,
/s/ Andrew Wright
Andrew Wright
General Counsel and Corporate Secretary

Akoustis Technologies, Inc.
9805 Northcross Center Court, Suite A
Huntersville, NC 28078
(704) 997-5735

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON OCTOBER 28, 2021 AT 10:00 A.M.

The 2021 Annual Meeting of Stockholders (the “Annual Meeting”) of Akoustis Technologies, Inc. (the “Company”) will be held at the offices of K&L Gates LLP, 300 South Tryon Street, Suite 1000, Charlotte, North Carolina 28202 on Thursday, October 28, 2021 at 10:00 a.m., local time, for the following purposes:

1.

to elect seven directors of the Company to serve one-year terms expiring at the 2022 annual meeting of Stockholders and until their successors are duly elected and qualified, or until their earlier resignation or removal;

2.	to approve, on a non-binding, advisory basis, the compensation paid to our named executive officers;
3.	to ratify the appointment of Marcum LLP as the Company’s independent registered public accounting firm for the fiscal year ending June 30, 2022; and

to transact such other business, if any, as may properly come before the Annual Meeting or any adjournment or postponement thereof. The Board of Directors is not aware of any other business to come before the Annual Meeting.

In the event that it is not possible or advisable to hold the Annual Meeting in person due to the COVID-19 pandemic, we will publicly announce a determination to hold the Annual Meeting virtually in a press release available at www.akoustis.com and in a filing of additional proxy materials with the Securities and Exchange Commission as soon as practicable before the meeting. In that event, the Annual Meeting would be conducted solely virtually, on the above date and time, via live audio webcast. If we decide to hold the Annual Meeting virtually, details on how to participate will be set forth in the press release described above.

We have fixed September 2, 2021 as the record date for the determination of stockholders entitled to notice of and to vote at the Annual Meeting. Only holders of record of the Company’s common stock at the close of business on that date will be entitled to notice of and to vote at the Annual Meeting and any adjournments thereof.

You are cordially invited to attend the Annual Meeting. Whether or not you plan to attend the Annual Meeting, your vote is important, and we encourage you to review these proxy materials and submit your voting instructions in advance of the Annual Meeting by Internet, telephone, or mail, as described on the enclosed proxy card. You may also vote your shares in person at the Annual Meeting. To obtain directions to the Annual Meeting, please call (704) 997-5735.

The Board of Directors recommends that stockholders vote “FOR” each of the director nominees, “FOR” the approval, on a non-binding, advisory basis, of the compensation paid to our named executive officers, and “FOR” the ratification of the appointment of Marcum LLP as the Company’s independent registered public accounting firm for the fiscal year ending June 30, 2022.

You may revoke your proxy at any time prior to or at the Annual Meeting by written notice to the Company, by executing a proxy bearing a later date, or by attending the Annual Meeting and voting in person.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting to be held on October 28, 2021: the Proxy Statement and the Company’s Annual Report on Form 10-K are available at www.proxyvote.com.

By order of the Board of Directors,
/s/ Andrew Wright
Andrew Wright
General Counsel and Corporate Secretary
Huntersville, North Carolina September 17, 2021

September 17, 2021

PROXY STATEMENT FOR THE 2021 ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON OCTOBER 28, 2021

The Board of Directors (the “Board of Directors” or “Board”) of Akoustis Technologies, Inc. (the “Company”) is furnishing you this proxy statement to solicit, on its behalf, proxies to be voted at the Company’s 2021 Annual Meeting of Stockholders (the “Annual Meeting”) to be held on Thursday, October 28, 2021 at 10:00 a.m., local time, at the offices of K&L Gates LLP, 300 South Tryon Street, Suite 1000, Charlotte, North Carolina 28202, and at any adjournment or postponements thereof. In the event that it is not possible or advisable to hold the Annual Meeting in person due to the COVID-19 pandemic, we will publicly announce a determination to hold the Annual Meeting virtually in a press release available at www.akoustis.com and in a filing of additional proxy materials with the Securities and Exchange Commission as soon as practicable before the meeting. In that event, the Annual Meeting would be conducted solely virtually, on the above date and time, via live audio webcast. If we decide to hold the Annual Meeting virtually, details on how to participate will be set forth in the press release described above.

These proxy materials are first being mailed or made available to stockholders on or about September 17, 2021. The entire cost of soliciting these proxies will be borne by the Company. In addition to the delivery of the proxy materials by mail, the Company may request banks, brokers, and other record holders, or a proxy solicitor acting on its behalf, to send proxies and proxy materials to the beneficial owners of the Company’s common stock, par value $0.001 per share (“Common Stock”), and to secure the voting instructions of such beneficial owners. The Company will reimburse any such banks, brokers, other record holders, or proxy solicitors acting on its behalf for their reasonable expenses in so doing. The Company has not engaged a proxy solicitor to solicit proxies from stockholders; however, the Company retains the right to do so if it deems such solicitation necessary. Furthermore, the Company may also use one or more of its current employees, who will not be specially compensated, to solicit proxies from stockholders in person, by telephone, by e-mail, or by special letter.

The Annual Meeting will be held for the purpose of considering and voting upon the following:

1.

to elect seven directors of the Company to serve one-year terms expiring at the 2022 annual meeting of stockholders and until their successors are duly elected and qualified, or until their earlier resignation or removal;

2.	to approve, on a non-binding advisory basis, the compensation paid to our named executive officers;
3.	to ratify the appointment of Marcum LLP as the Company’s independent registered public accounting firm for the fiscal year ending June 30, 2022; and

to transact such other business, if any, as may properly come before the Annual Meeting or any adjournment or postponement thereof. The Board is not aware of any other business to come before the Annual Meeting.

i

GENERAL INFORMATION CONCERNING VOTING

Date, Time, and Place

The Company will hold its Annual Meeting at the offices of K&L Gates LLP, 300 South Tryon Street, Suite 1000, Charlotte, North Carolina 28202 at 10:00 a.m., local time, on Thursday, October 28, 2021.

Purpose of the Annual Meeting

At the Annual Meeting, the Company’s stockholders will be asked to consider and vote upon the following:

1.      to elect seven directors of the Company to serve one-year terms expiring at the 2022 annual meeting of stockholders and until their successors are duly elected and qualified, or until their earlier resignation or removal;

2.      to approve, on a non-binding advisory basis, the compensation paid to our named executive officers;

3.      to ratify the appointment of Marcum LLP as the Company’s independent registered public accounting firm for the fiscal year ending June 30, 2022; and

to transact such other business, if any, as may properly come before the Annual Meeting or any adjournment or postponement thereof. The Board is not aware of any other business to come before the Annual Meeting.

Recommendation of the Board of Directors

The Board of Directors has determined that each of the proposals is advisable and in the best interests of the Company and its stockholders and recommends that the Company’s stockholders vote “FOR” each of the director nominees, “FOR” the approval, on a non-binding, advisory basis, of the compensation paid to our named executive officers, and “FOR” ratification of the appointment of Marcum LLP as the Company’s independent registered public accounting firm for the fiscal year ending June 30, 2022.

Who May Vote

Stockholders of record of the Company’s Common Stock as of the close of business on September 2, 2021, the record date established by the Board of Directors (the “Record Date”), are entitled to notice of and to vote at the Annual Meeting and any adjournments thereof, either in person or by proxy. Each share of Common Stock is entitled to one vote on each matter expected to be presented at the Annual Meeting, including the election of directors. On the Record Date, there were 51,381,614 shares of Common Stock outstanding and entitled to vote at the Annual Meeting. Stockholders do not have cumulative voting rights.

Voting Methods

You may vote at the Annual Meeting in person, by submitting a proxy by mailing the enclosed proxy card or by submitting voting instructions by telephone or on the Internet. Instructions regarding submitting your proxy or voting instructions by telephone and on the Internet are included on the proxy card. You may not submit your voting instructions by telephone or on the Internet after 11:59 p.m. Eastern Time on Wednesday, October 27, 2021. If you choose to submit a proxy by mail, please mark, sign, and date the proxy card and return it in the enclosed postage-paid envelope. If a bank, broker, or other nominee (“broker”) holds your shares, you will receive voting instructions directly from the broker.

If you decide to attend the Annual Meeting in person, upon your arrival you will need to register as a visitor with the security desk in the lobby of 300 South Tryon Street, Charlotte, North Carolina 28202. Please be sure to have state or government issued photo identification with you at the time of registration. After a determination that you are a registered holder of Common Stock, you will receive a security pass that will allow you to attend the Annual Meeting. If you are not a registered holder, please be sure that you bring your state or government issued photo identification as well as either (i) a proxy issued to you in your name by your brokerage firm, bank or other nominee, or (ii) a brokerage statement showing your beneficial ownership of Common Stock as of the Record Date (and a legal proxy from your brokerage firm, bank, or other nominee if you wish to vote your shares at the Annual Meeting) to present at the time of registration.

Possibility of Virtual Meeting

We intend to hold the Annual Meeting in person; however, we are actively monitoring the coronavirus (COVID-19) pandemic and are sensitive to the public health and travel concerns our shareholders may have and the protocols that federal, state and local governments may impose. In the event that it is not possible or advisable to hold the Annual Meeting in person, we will publicly announce a determination to hold the Annual Meeting virtually in a press release available at www.akoustis.com as soon as practicable before the meeting. In that event, the Annual Meeting would be conducted solely virtually, on the above date and time, via live audio webcast. If we decide to hold the Annual Meeting virtually, the press release and filing of additional proxy materials described above will include detailed instructions on how to access the virtual meeting, including information on how you can vote your shares if you elect not to do so in advance of the Annual Meeting.

Submitting a Proxy

The form of proxy solicited by the Board of Directors permits you to specify a choice among “for all” nominees, “withhold all” nominees, and “for all except” designated nominees, and a choice among “for,” “against,” and “abstain” with respect to the proposals regarding approval, on a non-binding, advisory basis, of the compensation paid to our named executive officers and regarding auditor ratification. All shares represented by valid proxies that the Company receives through this solicitation, and that are not validly revoked, will be voted according to your instructions on the proxy card or as instructed by phone or via the Internet. If you properly submit a proxy without giving specific voting instructions, your shares will be voted in accordance with the Board of Directors’ recommendations. If other matters properly come before the Annual Meeting, the persons appointed to vote the proxies will vote on these matters in accordance with their best judgment. The proxies also have discretionary authority to vote to adjourn the Annual Meeting, including for the purpose of soliciting proxies to vote in accordance with the Board of Directors’ recommendations. The Board of Directors has selected Jeffrey B. Shealy and Andrew Wright to act as proxies with full power of substitution at the Annual Meeting. Either of them is authorized to vote, on behalf of the Board, all proxies to vote shares of Common Stock at the Annual Meeting or any adjournment or postponement thereof granted by stockholders of the Company. The enclosed proxy with respect to the Annual Meeting is solicited by the Board of Directors.

Revocability of Proxies

Even if you execute a proxy or submit a proxy by telephone or over the internet, you have the right to revoke it and change your vote by notifying us at any time before your shares are voted at the Annual Meeting. You may revoke a proxy at any time by submitting written notice of revocation to Andrew Wright, the Company’s General Counsel and Corporate Secretary, before the shares are voted, by submitting a proxy having a later date, or by appearing at the Annual Meeting and voting in person. Unless so revoked, the shares of Common Stock represented by the valid proxies received pursuant to this solicitation will be voted in accordance with the specifications given therein. Attendance at the Annual Meeting, without voting, will not serve to revoke a previously submitted proxy.

Quorum and Vote Necessary for Action

Quorum.    The presence of the holders of a majority of the outstanding shares of the Common Stock entitled to vote at the Annual Meeting, present in person or represented by proxy, is necessary to constitute a quorum.

Required Vote.    Directors are elected (Proposal 1) by a plurality of the votes cast by the shares entitled to vote in the election, which means that the seven director nominees who receive the greatest number of “for” votes will be elected. You may vote “for all,” “withhold all” or “for all except” with respect to the election of directors. Approval, on a non-binding advisory basis, of the compensation paid to our named executive officers (Proposal 2) and ratification of the appointment of our independent registered accounting firm (Proposal 3) requires the affirmative vote of the stockholders present in person or represented by proxy holding shares representing at least a majority of the votes so present or represented by proxy and entitled to be cast thereon. You may vote “for,” “against,” or “abstain” with respect to Proposals 2 and 3.

Broker Non-Votes.    A broker holding shares in “street name” for a beneficial owner has discretion (but is not required) to vote the client’s shares with respect to “routine” matters if the client does not provide voting instructions. The broker, however, is not permitted to vote the client’s shares with respect to “non-routine” matters without voting instructions. A “broker non-vote” occurs when your broker submits a proxy for your shares but does not vote on a particular proposal because the broker does not have discretionary voting power for that item and has not received instructions from you. Broker non-votes, if any, will be counted for purposes of determining a quorum. Broker non-votes will not be treated as votes cast on Proposal 1 and will not be treated as votes entitled to be cast on Proposal 2 and, therefore, will have no effect on the vote required for the approval of Proposal 1 or 2.

“Routine” and “Non-routine” Matters.    Approval of the ratification of the appointment of Marcum LLP as the Company’s independent registered public accounting firm for the fiscal year ending June 30, 2022 (Proposal 3) is considered a routine matter. Therefore, even if your broker does not receive voting instructions from you, your broker is entitled (but not required) to vote your shares on this proposal. The election of directors (Proposal 1) and approval, on a non-binding advisory basis, of the compensation paid to our named executive officers (Proposal 2) are considered non-routine matters under applicable stock exchange rules, and your broker is not entitled to vote your shares on these proposals without your instructions.

Abstentions and Withheld Votes.    If you abstain from voting or withhold your vote on a particular matter, your shares will be counted for purposes of determining whether a quorum is present but will not be treated as cast either for or against Proposal 1. Abstentions will have the same effect as votes cast against Proposals 2 and 3.

There are no dissenters’ rights of appraisal with respect to the matters to be acted upon at the meeting.

REFERENCES TO OUR WEBSITE ADDRESS

References to our website address throughout this proxy statement and the accompanying materials are for informational purposes only, or to fulfill specific disclosure requirements of the SEC’s rules. These references are not intended to, and do not, incorporate the contents of our website by reference into this proxy statement or the accompanying materials.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

Beneficial ownership is determined in accordance with the rules of the SEC and generally includes voting or investment power with respect to securities. In accordance with SEC rules, shares of our Common Stock that may be acquired upon exercise of stock options or warrants that are exercisable or that become exercisable within 60 days after the Record Date are deemed beneficially owned by the holders of such options and warrants and are deemed outstanding for the purpose of computing the percentage of ownership of such person, but are not treated as outstanding for the purpose of computing the percentage of ownership of any other person.

The following table sets forth information with respect to the beneficial ownership of our Common Stock as of the Record Date by (i) each of our directors and named executive officers; and (ii) all of our directors and executive officers as a group. To the best of our knowledge, except as otherwise indicated, each of the persons named in the table has sole voting and investment power with respect to the shares of our Common Stock beneficially owned by such person, except to the extent such power may be shared with a spouse. For shares subject to repurchase options, as indicated in the notes to the table below, see “Compensation and Other Information Concerning Our Executive Officers and Directors — Executive Compensation — Outstanding Equity Awards at Fiscal 2021 Year-End” below for a description of the repurchase option. To our knowledge, (i) none of the shares listed below are held under a voting trust or similar agreement, except as noted, and (ii) there is no arrangement, including any pledge by any person of securities of the Company, the operation of which may at a subsequent date result in a change in control of the Company. We are not aware of any beneficial owners of more than 5% of our voting securities as of the Record Date.

Name and address of beneficial owner	Amount and nature of beneficial ownership(1)(2)	Percent of class(3)
Jeffrey B. Shealy, Chief Executive Officer, Director(4)	438,520	*
David M. Aichele, Executive Vice President of Business Development(6)	160,278	*
Rohan Houlden, Chief Product Officer(6)	129,167	*
Steven P. DenBaars, Director(7)	342,309	*
Arthur E. Geiss, Director, Co-Chairman of the Board(8)	312,354	*
J. Michael McGuire, Director(9)	22,436	*
Jeffrey K. McMahon, Director(10)	681,958	1.3%
Jerry D. Neal, Director, Co-Chairman of the Board(11)	746,609	1.5%
Suzanne B. Rudy, Director(12)	183,792	*
All directors and executive officers as a group (9 persons)	2,956,314	5.7%

____________

*        Less than 1%

(1)      Unless otherwise indicated in the table or the related notes, the address for each person named in the table is c/o Akoustis Technologies, Inc., 9805 Northcross Center Court, Suite A, Huntersville, NC 28078.

(2)      Unless otherwise indicated in the table or the related notes, the shares are held directly by the beneficial owner.

(3)      Applicable percentage ownership is based on 51,381,614 shares of Common Stock outstanding as of the Record Date, together with securities exercisable for or convertible into shares of Common Stock within 60 days after the Record Date for each stockholder.

(4)      Includes (i) 7,500 shares of Common Stock issuable upon the vesting of restricted stock units that vest within 60 days of the Record Date; and (ii) 96,000 shares issuable upon the exercise of options held directly that are presently exercisable or become exercisable within 60 days of the Record Date.

(5)      Includes (i) 3,750 shares of Common Stock issuable upon the vesting of restricted stock units that vest within 60 days of the Record Date, and (ii) 48,000 shares of Common Stock issuable upon the exercise of options that are presently exercisable or become exercisable within 60 days of the Record Date.

(6)      Includes (i) 6,250 shares of Common Stock issuable upon the vesting of restricted stock units that vest within 60 days of the Record Date, and (ii) 68,000 shares of Common Stock issuable upon the exercise of options that are presently exercisable or become exercisable within 60 days of the Record Date

(7)      Includes (i) 18,865 shares of Common Stock issuable upon the vesting of restricted stock units that vest within 60 days of the Record Date; and (ii) 95,480 shares of Common Stock issuable upon the exercise of options that are presently exercisable or become exercisable within 60 days of the Record Date.

(8)      Includes (i) 26,835 shares of Common Stock issuable upon the vesting of restricted stock units that vest within 60 days of the Record Date, and (ii) 202,214 shares of Common Stock issuable upon the exercise of options that are presently exercisable or become exercisable within 60 days of the Record Date.

(9)      Includes 19,235 shares of Common Stock issuable upon the vesting of restricted stock units that vest within 60 days of the Record Date.

(10)    Includes 197,620 shares of Common Stock issuable upon the exercise of options that are presently exercisable or become exercisable within 60 days of the Record Date.

(11)    Includes (i) 31,011 shares of Common Stock issuable upon the vesting of restricted stock units that vest within 60 days of the Record Date; and (ii) 40,000 shares of Common Stock issuable upon the exercise of options that are presently exercisable or become exercisable within 60 days of the Record Date.

(12)    Includes (i) 25,462 shares of Common Stock issuable upon the vesting of restricted stock units that vest within 60 days of the Record Date; and (ii) 88,555 shares of Common Stock issuable upon the exercise of options that are presently exercisable or become exercisable within 60 days of the Record Date.

PROPOSAL 1

ELECTION OF DIRECTORS

Our Bylaws provide that the number of directors shall be fixed from time to time by resolution of the Board of Directors but shall not be less than one. The number of directors is currently fixed at seven directors. The Board of Directors has nominated Steven P. DenBaars, Arthur E. Geiss, J. Michael McGuire, Jeffrey K. McMahon, Jerry D. Neal, Suzanne B. Rudy, and Jeffrey B. Shealy, all of whom currently are directors of the Company, for election by the stockholders. Upon election, each such director will serve until the 2022 annual meeting of stockholders and until his or her successor is elected and qualified, or until his or her earlier resignation or removal. Each nominee has consented to serve as a director if elected. Although the Board of Directors expects that each of the nominees will be available for election, if a vacancy in the slate of nominees is caused by death or any other unexpected occurrence, the persons named as proxies in the accompanying form of proxy may vote for a substitute nominee recommended by the Nominating Committee and approved by the Board of Directors.

Proxies may not be voted for a number of persons greater than the number of nominees.

The Board of Directors recommends a vote “FOR” each of Steven P. DenBaars, Arthur E. Geiss, J. Michael McGuire, Jeffrey K. McMahon, Jerry D. Neal, Suzanne B. Rudy, and Jeffrey B. Shealy for election as directors of the Company.

Properly submitted proxies will be voted “FOR” election of each of the nominees identified above unless otherwise specified.

DIRECTORS AND EXECUTIVE OFFICERS

Below are the names of, and certain information about our current executive officers and our directors, including the principal occupation and business experience of each such person during the past five years.

Name	Age	Position	Date Named to Board of Directors/as Executive Officer
Jeffrey B. Shealy	52	President and Chief Executive Officer; Director	May 22, 2015
Kenneth E. Boller	50	Interim Chief Financial Officer	November 5, 2018
David M. Aichele	55	Executive Vice President of Business Development	May 22, 2015
Steven P. DenBaars	59	Director	May 22, 2015
Arthur E. Geiss	68	Co-Chairman of the Board	May 22, 2015
J. Michael McGuire	62	Director	August 28, 2020
Jeffrey K. McMahon	50	Director	May 22, 2015
Jerry D. Neal	76	Co-Chairman of the Board	May 22, 2015
Suzanne B. Rudy	66	Director	July 14, 2017

Jeffrey B. Shealy is our Founder, President and Chief Executive Officer, as well as one of our directors. He has 30 years of experience in the radio frequency (“RF”)/wireless industry focused on building businesses around solid state materials and electron device innovation. He previously held the position of Vice President and General Manager at RF Micro Devices, Inc. (“RFMD”) (now Qorvo, Inc.) from 2001 until 2014. Mr. Shealy is a Howard Hughes Doctoral Fellow and spent seven years with Hughes Electronics at Hughes Research Labs (now HRL Labs) and Hughes Network Systems (now Hughes). He previously founded RF Nitro, a GaN-RF Power Amplifier high-tech venture, which was acquired by RFMD in 2001. Mr. Shealy holds an MBA degree from Wake Forest University, Master of Science and Doctorate degrees in Electrical and Computer Engineering from University of California at Santa Barbara (“UCSB”), and a Bachelor of Science degree in Electrical and Computer Engineering from North Carolina State University (“NCSU”). We believe that Mr. Shealy adds value to our Board of Directors based on his intimate knowledge of our business plans and strategies, his experience with high tech start-up ventures and his wealth of experience in the RF/Wireless industry.

Kenneth E. Boller is our Interim Chief Financial Officer and Corporate Controller. Mr. Boller joined the Company in December 2017 as Corporate Controller and became Assistant Secretary in February 2018, and Interim CFO in November 2018. Mr. Boller has been responsible for building and managing the Company’s finance and HR organizations, capital raises, implementing the Company’s SEC financial reporting, and developing all internal controls and processes for the Company. He has over 25 years of experience in public company financial reporting, compliance, planning, treasury, tax, and related strategic matters. Mr. Boller’s past work experience includes Regional Controller and Corporate Director of Accounting for Ecolab, Inc. from 2012 to 2017. Prior to his employment at Ecolab, Inc., Mr. Boller served as Finance Director for ATI Allvac from 2007 to 2011. He is a Certified Public Accountant (Commonwealth of Pennsylvania) with his BS in Accounting from Rutgers University.

David M. Aichele is Executive Vice President of Business Development, responsible for leading the sales and marketing efforts of the Company. Mr. Aichele joined the Company in May 2015, bringing over 20 years of international sales, business development, and marketing experience with him. Prior to joining the Company, Mr. Aichele was EVP Sales & Marketing for T1Visions, a high-tech software startup company, from 2013 to 2015. Mr. Aichele held director positions at RFMD from 2005 to 2015, where he was responsible for the business development and launch of new RF semiconductor products targeting the cellular market, and senior management positions at Tessera and TE Connectivity, where he led business development and sales teams. Mr. Aichele holds a BSEE from Ohio University and an MBA from the Leeds School of Business at the University of Colorado.

Steven P. DenBaars is a Distinguished Professor of Materials and Co-Director of the Solid-State Lighting and Energy Electronics Center at UCSB. Professor DenBaars joined UCSB in 1991 and currently holds the Mitsubishi Chemical Chair in Solid State Lighting and Displays. He is also a current Board member of Aeluma, a privately held start-up engaged in the manufacture high performance InGaAs sensors. Professor Denbaars was formerly a co-founder and board member of privately held GaN start-up companies, Soraa Inc. and Soraa Laser Diode Inc. Professor DenBaars has been in the compound semiconductor business for over 30 years starting with his prior work at Hewlett-Packard Optoelectronics division in 1988 and involvement in more than two LED companies and one laser diode company. Professor DenBaars’ specific research interests include growth of wide-band gap semiconductors (GaN based), and their application to Blue LEDs and lasers and energy efficient solid state lighting. This research has led to over 1,140 scientific publications and over 190 U.S. patents on electronic materials and devices. He has been awarded an NSF Young Investigator award, Young Scientist Award of the ISCS, IEEE Aron Kressel Award, ISCS Quantum Device Award (2021), and he is an IEEE Fellow. He was elected to the National Academy of Engineering (2012), and elected Fellow of the National Academy of Inventors (2014). We believe that Professor DenBaars adds value to our Board of Directors based on his years of experience in the LED industry and his extensive research involving wide-based gap semiconductors and their application to high power electronic devices.

Arthur E. Geiss, Co-Chairman of the Board, founded AEG Consulting, LLC (“AEG Consulting”) in 2003 and currently serves as its Chief Executive Officer. AEG Consulting offers guidance concerning manufacturing, operations, and process development to technology companies. Prior to establishing AEG Consulting, Mr. Geiss served as Vice President of Wafer Fab Operations at RFMD. He was responsible for the start-up and operations of Gallium Arsenide epitaxial-growth and wafer-fabrication. Prior to RFMD, Mr. Geiss held management positions with Alpha Industries, Inc. (purchased by Skyworks Solutions, Inc.) and before that at ITT Gallium Arsenide Technology Center (purchased by Cobham plc). At both companies, he was responsible for process and device development and wafer fabrication operations. Prior to these, Mr. Geiss held a research position at the Xerox Palo Alto Research Center (now PARC, Inc.). At PARC, Inc., he investigated the structure of vitreous materials and amorphous thin films using Raman spectroscopy. Mr. Geiss has served as a Member of the Executive Committee of the IEEE GaAs IC Symposium (now CSICS) and as a Member of the Executive Committee of the GaAs Manufacturing Technology Conference (now CS Mantech). He has numerous patents and publications on electronic devices, processing, and manufacturing. Mr. Geiss earned a B.S. degree at Lafayette College and M.S. and Ph.D. degrees at Brown University, all in physics. We believe that Mr. Geiss adds value to our Board of Directors based on his extensive experience with technology companies, his executive leadership and management experience, and his research background.

J. Michael McGuire served as Chief Executive Officer at Grant Thornton, LLP (“Grant Thornton”) from 2014 to 2019. He is credited with transforming the structure of the company, focusing on talent, technology, infrastructure, and growth. Prior to becoming Grant Thornton’s CEO, Mr. McGuire served on the firm’s senior leadership team as national managing partner of operations and previously was managing partner of the firm’s Carolinas practice. He joined Grant Thornton in 2002 after a 20-year career at Arthur Andersen LLP. He has significant experience in capital markets transactions ranging from venture capital to initial public offerings and has advised numerous companies on M&A strategies, due diligence and deal structure. He has served on more than 35 community boards during his career. Mr. McGuire received a Bachelor of Science, Business Administration, Accounting and Management Information Systems, from Bowling Green University in 1982. Mr. McGuire’s substantial experience with public company financing and his accounting acumen make him well-suited to contribute to our Board of Directors.

Jeffrey K. McMahon was employed by North Highland, a global management consulting firm, from 2003 until his retirement from this role in October 2020. During his tenure at North Highland, Mr. McMahon held the position of Managing Director from 2014 and led the firm’s Global Delivery Consulting and Enterprise Risk Management functions. He has an extensive background in business and information technology consulting in the financial services, energy, and telecommunications industries. He has 23 years of experience helping Fortune 100 companies drive revenue, optimize processes, improve customer experience, and manage risk. His areas of expertise include marketing, strategy articulation and realization, strategic execution, business process management, and merger integration. Prior to joining North Highland, Mr. McMahon was a Manager in Accenture’s process practice area. Mr. McMahon received a Bachelor of Science degree in Civil Engineering from NCSU. We believe that Mr. McMahon adds value to our Board of Directors based on his extensive experience in business and technology consulting and his marketing and strategizing expertise.

Jerry D. Neal, Co-Chairman of the Board, founded RFMD in 1991 and served as its Executive Vice President of Marketing and Strategic Development from January 2002 to May 2012. Dr. Neal served as a Vice President of Marketing of RFMD from May 1991 to January 2000 and as its Executive Vice President of Sales, Marketing and Strategic Development from January 2000 to January 2002. Prior to joining RFMD, he was employed for 10 years with Analog Devices, Inc., including as Marketing Engineer, Marketing Manager, and Business Development Manager. Dr. Neal also founded Moisture Control Systems for the production of his patented electronic sensor for measurement of soil moisture for research, which was later sold to Hancor, Inc. Dr. Neal served as a Director of Tower Semiconductor Ltd. (“TowerJazz”) from July 2018 through April 2020 and previously served on the board of Jazz Semiconductor, Inc. from 2002 until 2008, prior to its acquisition by TowerJazz. Dr. Neal served as a Director of RFMD from February 1992 to July 1993. Dr. Neal received his Associate’s Degree in Electrical Engineering from Gaston Technical Institute and NCSU and his doctor of business management degree from Southern Wesleyan University. We believe that Dr. Neal adds value to our Board of Directors based on his extensive executive leadership and management experience and his sales, marketing, and product development background.

Suzanne B. Rudy most recently served as Vice President of Tax & Corporate Treasurer, Compliance Officer, and Assistant Secretary of Qorvo, Inc., a publicly traded company and leading supplier of semiconductor solutions for the wireless communications market, until November 2015. In addition to her treasury and compliance duties, Ms. Rudy served as a director for various subsidiaries of Qorvo, Inc. Prior to joining Qorvo, Inc.’s predecessor, RMFD, in 1999, Ms. Rudy was the Controller for Precision Fabrics Group, Inc., a textile spin-off of the Fortune 500 Company, Burlington Industries. In addition, she spent six years as a Certified Public Accountant and Manager for BDO Seidman, LLP, an international accounting firm. From 2012 to 2016, Ms. Rudy served as a director for Delta Apparel, Inc., a publicly traded apparel manufacturer, where she served on the Audit and Compensation Committees. From 2008 to 2011, Ms. Rudy served as a director for First National Bank United Corporation, serving as Chair of the Audit Committee and the Assets and Liability Committee. Since 2006, Ms. Rudy has served on the Board of Visitors for Guilford College. She was also a Board Leadership Fellow in 2013, as designated by the National Association of Corporate Directors. Ms. Rudy brings to our Board extensive expertise in public company financial, compliance, and related strategic matters.

CORPORATE GOVERNANCE MATTERS

Director Independence

Our Common Stock is listed on the Nasdaq Capital Market (“Nasdaq”) and, pursuant to Nasdaq Listing Rule 5605(b), we are required to have a Board of Directors comprised of a majority of “independent directors.” Our Board has determined that Professor DenBaars, Mr. Geiss, Mr. McGuire, Mr. McMahon, Mr. Neal, and Ms. Rudy are independent directors under the applicable standards of The Nasdaq Stock Market. In reaching this determination, the Board considered Mr. Geiss’ relationship with AEG Consulting, a firm owned and operated by Mr. Geiss, which formerly provided consulting services to the Company. After consideration, the Board determined that this relationship did not impact Mr. Geiss’ ability to serve as an independent director.

Board Leadership Structure and Role in Risk Oversight

The Board of Directors is committed to strong, independent leadership and believes that objective oversight of management performance is a critical aspect of effective corporate governance. Each member of the Board of Directors except our Chief Executive Officer is independent under Nasdaq independence rules.

To assure effective and independent oversight of management, the Board of Directors has separated the roles of Chief Executive Officer and Chairman of the Board in recognition of the differences between these two roles in management of the Company. We believe that separation of the Chairman and Chief Executive Officer positions encourages objective oversight and candid communications regarding the Company. Currently, two non-employee, independent directors, Mr. Geiss and Mr. Neal, serve as Co-Chairmen of the Board, while Mr. Shealy serves as Chief Executive Officer. The Chief Executive Officer is responsible for setting the strategic direction for the Company and the day-to-day leadership and performance of the Company, while the Co-Chairmen of the Board serve as liaisons between the Board and management, focus on Board and governance matters, and preside over meetings of the full Board. Although there is no formal delineation of their responsibilities, Mr. Neal tends to focus on the Company’s marketing and investor relations and communication between the Chief Executive Officer and the rest of the Board of Directors, while Mr. Geiss spends more time with technical and operational matters. The Co-Chairmen of the Board are independent, non-management positions. We believe our structure is appropriate given the relatively small size and simple operating philosophy of our organization, as it allows Mr. Shealy to focus on the Company’s strategy, business, and operations and allows the Co-Chairmen to provide objective oversight of the Company.

As the Company’s principal governing body, the Board of Directors has the ultimate responsibility for overseeing the Company’s risk management practices. On an ongoing basis, the Board of Directors discusses areas of risk that particularly affect the Company with senior members of management, who report to the Board of Directors on those areas of risk at regularly scheduled meetings of the Board of Directors. These areas of risk change from time to time based on business conditions and competitive considerations. The Board of Directors and management periodically review, evaluate, and assess the risks relevant to the Company. In addition, the Audit Committee oversees the management of market and operational risks that could affect financial reporting, the Nominating Committee oversees management of risks associated with governance matters, and the Compensation Committee oversees management of risks related to executive compensation plans and policies.

Board Meetings and Director Attendance

The Board of Directors held seven meetings during the fiscal year ended June 30, 2021. Each director attended at least 75% of the aggregate of (i) the total number of meetings of the Board of Directors (held during the period for which he or she has been a director); and (ii) the total number of meetings held by all committees of the Board of Directors on which he or she served (during the periods that he or she served).

Although the Company does not have a formal policy regarding director attendance at annual meetings of stockholders, each director is encouraged and expected to attend the Annual Meeting. Each of our directors then serving on the Board of Directors attended the 2020 annual meeting of stockholders.

Committees of the Board of Directors

The Board maintains six standing committees: the Audit Committee, the Compensation Committee, the Nominating Committee, the Technology Committee, the IT Governance Committee and the Strategic Development Committee. Each of these committees operates under a written charter and reports regularly to the Board. A copy of each of these committee charters is available in the “Investors” section of our website under the heading “Governance Documents” at www.akoustis.com, and copies may also be obtained by request through the “Contact Us” form at the same website address. Each member of the Audit Committee, the Compensation Committee, and the Nominating Committee must satisfy membership requirements imposed by the applicable committee charter and, where applicable, Nasdaq listing standards and SEC rules and regulations. Each of the members of the Audit Committee, the Compensation Committee, and the Nominating Committee has been determined by the Board to be independent under applicable Nasdaq listing standards and, in the case of the Audit Committee and the Compensation Committee, under the independence requirements established by the SEC. A brief description of the responsibilities of each of these committees and their current membership follows.

Audit Committee

Our Board has established a separately-designated standing Audit Committee established in accordance with Section 3(a)(58)(A) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), to represent and assist the Board in its general oversight of our accounting and financial reporting processes, audits of the financial statements, internal control and audit functions, and compliance with legal and regulatory requirements and ethical standards adopted by the Company. Formed in February 2017 in connection with our initial listing on Nasdaq, the Audit Committee held five meetings during the fiscal year ended June 30, 2021. The current members of the Audit Committee are Mr. McMahon, Mr. Neal and Ms. Rudy (Chair). The Board of Directors has determined that each of the members is financially sophisticated and that Ms. Rudy meets the definition of “audit committee financial expert” within the meaning of Item 407(d)(5) of Regulation S-K.

Compensation Committee

Our Board has established a Compensation Committee to assist the Board in overseeing and reviewing information from management regarding compensation and human capital issues within the Company. The Compensation Committee also has specific responsibilities regarding performance reviews and compensation of the Company’s executive officers. The Compensation Committee is authorized under its charter to retain consultants to assist it in the evaluation of the Company’s executive compensation program. The Compensation Committee has consulted Pearl Meyer & Partners (“Pearl Meyer”), an independent compensation consultant, from time to time to review the Company’s compensation programs and provide market data, analyses and advice regarding the compensation of our executive officers and non-employee directors. Pearl Meyer does not provide any other services to the Company. Our executive officers communicate to the Compensation Committee regarding operational, financial or other milestones related to bonus determinations, but are otherwise not involved in determining or recommending the amount or form of executive and director compensation.

The Compensation Committee held six meetings during the fiscal year ended June 30, 2021. The Compensation Committee is responsible for approving the individual elements of total compensation for our Chief Executive Officer and other executive officers. The current members of the Compensation Committee are Mr. McMahon (Chair), Mr. Neal and Ms. Rudy, each of whom is independent under existing Nasdaq listing standards, SEC requirements, and the requirements of Section 162(m) of the Internal Revenue Code (the “Code”). To the extent permitted by the Company’s bylaws and applicable law, rules, regulations and listing requirements, the Compensation Committee may form and delegate authority to subcommittees of the Compensation Committee.

Nominating Committee

Our Board has established a Nominating Committee to assist the Board by identifying individuals qualified to become Board members, consistent with criteria approved by the Board, to recommend for the Board’s approval the slate of nominees to be proposed by the Board to stockholders for election to the Board or nominees for election to fill interim vacancies on the Board, and to recommend to the Board the directors who will serve on each committee of the Board. Formed in February 2017, the Nominating Committee held four meetings during the fiscal year ended June 30, 2021. The current members of the Nominating Committee are Mr. McGuire, Mr. Neal (Chair) and Ms. Rudy.

Other Committees

Our Board of Directors may designate from among its members an executive committee and one or more other committees in the future and, in July 2017, our Board designated a Technology Committee to assist the Board and the Company’s senior management in overseeing technology development initiatives and to advise the Board regarding new technology development and execution of technology initiatives. The current members of the Technology Committee are Mr. Geiss (Chair), Professor DenBaars and Mr. Shealy. In August 2020, the Board designated an IT Governance Committee to oversee the Company’s risk management program relating to cybersecurity. The current members of the IT Governance Committee are Mr. McGuire (Chair), Professor DenBaars and Mr. Geiss. In September 2020, the Board designated a Strategic Development Committee to assist with the review and consideration of certain financing and strategic transactions submitted to the Board for its consideration. The current members of the Strategic Development Committee are Ms. Rudy (Chair), Mr. Neal and Mr. Shealy.

Process for Nominating Potential Director Candidates

The Nominating Committee is responsible for identifying and evaluating potential director candidates and recommending qualified candidates for election by the stockholders consistent with criteria approved by the Board. Nominees for director are selected by the Nominating Committee on the basis of their (i) economic, academic, financial, and other expertise, skills, knowledge, and achievements useful to the oversight of the Company’s business; (ii) integrity, demonstrated sound business judgment, and high moral and ethical character; (iii) diversity of viewpoints, backgrounds, experiences, and other demographics; (iv) business or other relevant professional experience; (v) capacity and desire to represent the balanced, best interests of the Company and its stockholders as a whole and not primarily a special interest group or constituency; (vi) ability and willingness to devote time to the affairs and success of the Company and in fulfilling the responsibilities of a director; and (vii) the extent to which the interplay of the candidate’s expertise, skills, knowledge, and experience with that of other Board members will build a Board that is effective, collegial, and responsive to the needs of the Company.

The Nominating Committee does not have a formal diversity policy with respect to the Board, but it reviews the background and qualifications of each nominee to determine such nominee’s experience, competence, and character and assesses such nominee’s potential contribution to the Board of Directors, taking into account the then-existing composition of the Board of Directors and such other factors as the Nominating Committee deems appropriate. The Board should collectively possess skills, industry, and other knowledge and expertise, and business and other experience useful for the effective oversight of the Company’s business. The Nominating Committee believes that the business experience of its directors has been, and continues to be, critical to the Company’s development and plan of operation.

The Nominations Committee values the input of stockholders in identifying director candidates. Accordingly, although the Nominations Committee does not have a specific policy with regard to the consideration of candidates recommended by stockholders, the Nominations Committee considers recommendations for Board candidates submitted by stockholders using substantially the same criteria it applies to recommendations from the Nominations Committee, directors and members of management. Any such nominations should be submitted to the Nominations Committee in line with the instructions provided under the caption “Submission of Future Stockholder Proposals and Nominations” below and comply with other specific procedural requirements set forth in the Bylaws.

Code of Business Conduct and Ethics

The Company has adopted a Code of Ethics and Conduct that applies to our directors, officers, and employees. A copy of the Code of Ethics and Conduct is posted on the Company’s website at www.akoustis.com. In the event that we amend any of the provisions of the Code of Ethics and Conduct that requires disclosure under applicable law or SEC rules, we intend to disclose such amendment on our website. Any waiver of the Code of Ethics and Conduct must be approved by the Board of Directors. Any waivers granted to our Chief Executive Officer or Interim Chief Financial Officer will be disclosed on our website within four business days.

Hedging Transactions

Under our Insider Trading Policy, we strongly discourage our employees, officers and directors from engaging in hedging transactions, including through the use of financial instruments such as prepaid variable forwards, equity swaps, collars and exchange funds. Any person wishing to enter into such an arrangement must first submit the proposed transaction for approval by the compliance officer designated under the Insider Trading Policy.

Stockholder and Interested Party Communications with Directors

Stockholders may communicate with the Board of Directors, members of particular committees, or individual directors by sending a letter to such persons in care of our Chief Executive Officer at our principal executive offices. The Chief Executive Officer has the authority to disregard any inappropriate communications or to take other appropriate actions with respect to any inappropriate communications. If deemed an appropriate communication, the Chief Executive Officer will submit the correspondence to the Co-Chairmen of the Board or to the committee or specific director to whom the correspondence is directed. All such communications must be accompanied by a statement of the type and amount of our securities that the person holds; any special interest, meaning an interest that is not derived from the proponent’s capacity as a stockholder, of the person in the subject matter of the communication; and the address, telephone number and e-mail address, if any, of the person submitting the communication.

COMPENSATION AND OTHER INFORMATION CONCERNING OUR EXECUTIVE OFFICERS AND DIRECTORS

Executive Compensation

Summary Compensation Table

The following table sets forth information concerning the total compensation awarded to, earned by or paid to our named executive officers during the fiscal years ended June 30, 2021 and June 30, 2020. Our named executive officers include our Chief Executive Officer and our two most highly compensated executive officers serving the Company at the end of the fiscal year ended June 30, 2021 other than our Chief Executive Officer.

Summary Compensation Table for Fiscal Year 2021

Name and Principal Position	Fiscal Year	Salary ($)	Bonus ($)	Stock Awards ($)(1)	Option Awards ($)(2)	All Other Compensation ($)(3)	Total ($)
Jeffrey Shealy,	2021	402,692	316,581	405,500	225,107	15,443	1,365,323
Chief Executive Officer	2020	307,615	193,125	239,400	133,803	11,380	885,323

Rohan Houlden,	2021	216,923	85,454	202,750	180,085	10,338	695,550
Chief Product Officer	2020	183,090	58,442	291,800	—	8,809	542,141

David Aichele,	2021	225,385	88,758	202,750	180,085	10,878	707,856
EVP of Business Development	2020	183,090	58,442	291,800	—	8,547	541,879

____________

(1)      The amounts shown in this column indicate the aggregate grant date fair value of awards of restricted stock and restricted stock units computed in accordance with FASB ASC Topic 718. See Note 3 to the Consolidated Financial Statements included in our Annual Report on Form 10-K for the fiscal year ended June 30, 2021 for a discussion of the assumptions made in the valuation of stock awards.

(2)      The amounts shown in this column represent the aggregate grant date fair value of the option awards computed in accordance with FASB ASC Topic 718. See Note 3 to the Consolidated Financial Statements included in our Annual Report on Form 10-K for the fiscal year ended June 30, 2021 for a discussion of the assumptions made in the valuation of option awards.

(3)      Amounts shown in this column relate to matching contributions to our named executive officers’ accounts under our 401(k) retirement savings plan.

Except as indicated below under “Employment Agreements,” we have no contracts, agreements, plans or arrangements, whether written or unwritten, that provide for payments to the named executive officers listed above.

Outstanding Equity Awards at 2021 Fiscal Year-End

We have equity awards outstanding under three compensation plans approved by our stockholders: the 2015 Equity Incentive Plan (the “2015 Plan”), the 2016 Stock Incentive Plan (the “2016 Plan” and, together with the 2015 Plan, the “Prior Plans”), and the 2018 Stock Incentive Plan (the “2018 Plan”). The 2018 Plan replaced the Prior Plans, effective upon stockholder approval on November 1, 2018, and was amended to increase the number of shares of the Company’s common stock reserved for issuance thereunder to 6,000,000, effective upon stockholder approval on November 4, 2019. Any awards outstanding under the Prior Plans on the date of stockholder approval of the 2018 Plan will remain subject to and be settled under the 2015 Plan or 2016 Plan, as applicable, and any shares subject to outstanding awards under the Prior Plans that subsequently cease to be subject to such awards (other than by reason of settlement of the awards in shares) automatically became, or will automatically become, available for issuance under the 2018 Plan.

The following table provides information about outstanding equity awards held by our named executive officers as of June 30, 2021.

Outstanding Equity Awards at 2021 Fiscal Year-End

	Option Awards				Stock Awards
Name	Number of securities underlying unexercised options (#) exercisable	Number of securities underlying unexercised options (#) unexercisable	Option exercise price ($)	Option expiration date	Number of shares or units of stock that have not vested (#)	Market value of shares or units of stock that have not vested ($)(1)
Jeffrey Shealy	45,000 20,000 6,000 —	15,000(2) 20,000(3) 24,000(4) 50,000(5)	7.12 5.00 7.98 8.11	9/27/2024 11/26/2025 12/19/2026 08/28/2027
					7,500(6) 10,000(7) 24,000(8) 50,000(9)	80,325 107,100 257,040 535,500

Rohan Houlden	37,500 10,000 —	12,500(10) 10,000(11) 40,000(12)	7.12 4.76 8.11	9/27/2024 11/22/2025 08/28/2027
					6,250(13) 6,250(14) 12,500(15) 10,000(16) 16,000(17) 16,000(18) 25,000(9)	66,938 66,938 133,875 107,100 171,360 171,360 267,750

David Aichele	22,500 10,000 —	7,500(10) 10,000(11) 40,000(12)	7.12 4.76 8.11	9/27/2024 11/22/2025 08/28/2027
					3,750(13) 12,500(15) 10,000(16) 16,000(17) 16,000(18) 25,000(9)	40,163 133,875 107,100 171,360 171,360 267,750

____________

(1)      The market value is based upon the $10.71 closing price of our Common Stock, as reported by Nasdaq on June 30, 2021, multiplied by the number of shares that had not yet vested.

(2)      These option awards vest on September 27, 2021.

(3)      These option awards vest in two equal annual installments on November 27, 2021 and 2022.

(4)      These options awards vest in four equal annual installments on December 20, 2021, 2022, 2023 and 2024.

(5)      These option awards vest in five equal annual installments beginning on August 28, 2021.

(6)      These restricted shares, granted on September 27, 2017, are subject to forfeiture or a repurchase option by the Company in certain events of termination of the named executive officer’s employment. The shares will vest or be released from the repurchase option on the fourth anniversary of the grant date.

(7)      These restricted shares, granted on November 27, 2018, are subject to forfeiture or a repurchase option by the Company in certain events of termination of the named executive officer’s employment. The shares will vest or be released from the repurchase option in two equal installments on the third and fourth anniversaries of the grant date.

(8)      These RSUs, granted December 20, 2019, are subject to forfeiture in certain events of termination of the named executive officer’s employment. The RSUs vest in four equal annual installments on the second, third and fourth and fifth anniversaries of the grant date.

(9)      These RSUs, granted on August 28, 2020, are subject to forfeiture in certain events of termination of the named executive officer’s employment. The RSUs vest in five equal annual installments beginning on August 28, 2021.

(10)    These option awards vest on September 27, 2021.

(11)    These option awards vest in two equal annual installments on November 23, 2021 and 2022.

(12)    These option awards vest in five equal annual installments beginning on August 28, 2021.

(13)    These restricted shares, granted on September 27, 2017, are subject to forfeiture or a repurchase option by the Company in certain events of termination of the named executive officer’s employment. The shares will vest or be released from the repurchase option on the fourth anniversary of the grant date.

(14)    These restricted shares, granted March 12, 2018, are subject to forfeiture or a repurchase option by the Company in certain events of termination of the named executive officer’s employment. The shares will vest or be released from the repurchase option on the fourth anniversary of the grant date.

(15)    These restricted shares, granted July 16, 2018, are subject to forfeiture or a repurchase option by the Company in certain events of termination of the named executive officer’s employment. The shares will vest or be released from the repurchase option in two equal annual installments on the third and fourth anniversaries of the grant date.

(16)    These restricted shares, granted November 23, 2018, are subject to forfeiture or a repurchase option by the Company in certain events of termination of the named executive officer’s employment. The shares will vest or be released from the repurchase option in two equal annual installments on the third and fourth anniversaries of the grant date.

(17)    These RSUs, granted August 20, 2019, are subject to forfeiture in certain events of termination of the named executive officer’s employment. The RSUs vest in four equal annual installments beginning on the second anniversary of the grant date.

(18)    These RSUs, granted December 18, 2019, are subject to forfeiture in certain events of termination of the named executive officer’s employment. The RSUs will vest in four equal annual installments beginning on the second anniversary of the grant date.

Equity Compensation Plan Information as of June 30, 2021

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights		Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
	(a)		(b)	(c)
Equity compensation plans approved by security holders – options	2,497,577	(1)	$6.49	2,570,911	(3)
Equity compensation plans approved by security holders – restricted stock units	1,747,608	(2)	$0.00
Equity compensation plans not approved by security holders	—		—	—

Total	4,245,185			2,570,911	(3)

____________

(1)      Consists of (i) 160,000 shares of Common Stock issuable upon the exercise of outstanding options issued under the Company’s 2015 Equity Incentive Plan (the “2015 Plan”), (ii) 862,515 issuable under the Company’s 2016 Stock Incentive Plan (the “2016 Plan”), (iii) and 1,475,062 issuable under the Company’s 2018 Stock Incentive Plan (the “2018 Plan”).

(2)      Consists of 156,875 shares of Common Stock to be issued upon the vesting of outstanding restricted stock units issuable under the 2016 Plan (the “2016 Plan”) and 1,590,733 issuable under the 2018 Plan.

(3)      As of June 30, 2021, 2,570,911 additional shares of Common Stock remained available for future issuance under the 2018 Plan. No additional grants will be made under the Company’s 2015 Plan or the 2016 Plan.

Employment Agreements

Jeffrey B. Shealy

On June 15, 2015, we entered into a three-year employment agreement with our Chief Executive Officer, Jeffrey B. Shealy. After the initial three-year term, the agreement automatically renews for successive one-year periods unless terminated by either party on at least 30 days’ written notice prior to the end of the then-current term. Mr. Shealy’s annual base salary is subject to increase or decrease annually as determined by our Board of Directors. The Board of Directors increased Mr. Shealy’s annual salary to $309,000 effective August 10, 2019, to $425,000, effective August 8, 2020, and to $442,000 effective August 23, 2021. Mr. Shealy is eligible, at the discretion of our Board of Directors, to receive an annual cash bonus of up to 100% of his annual base salary, which may be based on the Company achieving certain operational, financial or other milestones (the “Milestones”) that may be established by our Board of Directors. Mr. Shealy is entitled to receive stock options or other equity incentive awards as and when determined by the Board, and is entitled to receive perquisites and other fringe benefits that may be provided to, and is eligible to participate in any other bonus or incentive program established by us for, our executives. Mr. Shealy and his dependents are also entitled to participate in any of our employee benefit plans subject to the same terms and conditions applicable to other employees. Mr. Shealy will be entitled to be reimbursed for all reasonable travel, entertainment, and other expenses incurred or paid by him in connection with, or related to, the performance of his duties, responsibilities, or services under his employment agreement, in accordance with policies and procedures, and subject to limitations, adopted by us from time to time.

In the event that Mr. Shealy is terminated by the Company without Cause (as defined in his employment agreement) or he resigns for Good Reason (as defined in his employment agreement) during the term of his employment, Mr. Shealy is entitled to (x) an amount equal to his annual base salary then in effect (payable in accordance with the Company’s normal payroll practices) for a period of 24 months commencing on the effective date of his termination (the “Severance Period”) (in the case of termination by the executive for Good Reason, reduced by any cash remuneration paid to him because of any other employment or self-employment during the Severance Period), (y) if and to the extent the Milestones are achieved for the annual bonus for the year in which the Severance Period commences (or, in the absence of Milestones, our Board of Directors has, in its sole discretion, otherwise determined an amount of Mr. Shealy’s annual bonus for such year), an amount equal to such annual bonus prorated for the portion of the performance year completed before Mr. Shealy’s employment terminated, and (z) immediate vesting of any unvested stock options, restricted stock, or similar incentive equity instruments. For the duration of the Severance Period, Mr. Shealy will also be eligible to participate in our benefit plans or programs, provided Mr. Shealy was participating in such plan or program immediately prior to the date of employment termination, to the extent permitted under the terms of such plan or program (collectively, the “Termination Benefits”). If Mr. Shealy’s employment is terminated during the term by the Company for Cause, by Mr. Shealy for any reason other than Good Reason or due to his death, then he will not be entitled to receive the Termination Benefits, and shall only be entitled to the compensation and benefits that shall have accrued as of the date of such termination (other than with respect to certain benefits that may be available to Mr. Shealy as a result of a Permanent Disability (as defined in his employment agreement)).

David Aichele

David Aichele serves as the Vice President of Business Development pursuant to an offer letter dated May 12, 2017. Pursuant to the offer letter, Mr. Aichele is eligible to receive an annual cash bonus of up to 50% of his base salary if certain operational, financial, or other milestones determined by the Board, in its sole discretion, have been satisfied, and is eligible to participate in the 2018 Plan.

Mr. Aichele’s salary is subject to increase or decrease annually as determined by our Board of Directors. The Board of Directors increased Mr. Aichele’s annual salary to $170,033 effective August 10, 2019, to $200,000 effective December 28, 2019, to $230,000, effective August 8, 2020, and to $241,500 effective August 9, 2021.

Rohan Houlden

As of the date of this proxy statement, the Company has not entered into an employment agreement with Mr. Houlden. As of June 30, 2020, Mr. Houlden’s annual base salary was $165,000 and he is eligible to receive an annual cash bonus of up to 50% of his base salary if certain operational, financial, or other milestones determined by the Board, in its sole discretion, have been satisfied, and is eligible to participate in the 2018 Plan. The Board increased Mr. Houlden’s annual salary $170,033 effective August 10, 2019, to $200,000 effective December 28, 2019, to $220,000 effective August 8, 2020 and to $228,800 effective August 9, 2021.

Change in Control Arrangements

2015 Plan

In the event of a merger or change in control of the Company, the treatment of each outstanding award granted under the 2015 Plan will be determined by the administrator of the 2015 Plan, including whether each such award will be assumed or an equivalent option or right substituted by the successor corporation. The administrator will not be required to treat all awards similarly in the transaction. In the event that the successor corporation does not assume or substitute the awards, all restrictions on the awards will lapse.

2016 Plan

Under the terms of the 2016 Plan, the following provisions will apply in the event of a change of control (except to the extent, if any, otherwise required under Code Section 409A):

•        To the extent that the successor or surviving company in the change of control event does not assume or substitute for an award (or in which the Company is the ultimate parent corporation and does not continue the award) on substantially similar terms or with substantially equivalent economic benefits as awards outstanding under the 2016 Plan (as determined by the administrator of the 2016 Plan), any restrictions will be deemed to have been met, and such awards will become fully vested, earned and payable to the fullest extent of the original grant of the applicable award.

•        In addition, in the event that an award is substituted, assumed or continued, the award will become vested in full and any restrictions will be deemed to have been met and such awards will become fully vested, earned and payable to the fullest extent of the original award, if the employment or service of the participant is terminated within two years after the effective date of a change of control if such termination of employment or service (i) is by the Company without cause or (ii) is by the participant for good reason.

•        Further, if a named executive officer has entered into an employment agreement or other similar arrangement as of the effective date of the 2016 Plan, the officer is entitled to the greater of the benefits provided upon a change of control of the Company under the 2016 Plan or the respective employment agreement or other similar arrangement as in effect on the 2016 Plan’s effective date, and such employment agreement or other similar arrangement will not be construed to reduce in any way the benefits otherwise provided to the officer upon a change of control as defined in the 2016 Plan.

2018 Plan

Under the terms of the 2018 Plan, the following provisions will apply in the event of a change of control (except to the extent, if any, otherwise required under Code Section 409A):

•        To the extent that the successor or surviving company in the change of control event does not assume or substitute for an award (or in which the Company is the ultimate parent corporation and does not continue the award) on substantially similar terms or with substantially equivalent economic benefits as awards outstanding under the 2018 Plan (as determined by the Administrator), (i) all outstanding options and SARs will become fully vested and exercisable, whether or not then otherwise vested and exercisable; and (ii) any restrictions, including but not limited to the restriction period, performance period and/or performance factors or criteria applicable to any award other than options or SARs will be deemed to have been met, and such awards will become fully vested, earned and payable to the fullest extent of the original grant of the applicable award (or, in the case of performance-based awards, the earning of which is based on attaining a target level of performance, such awards will be deemed earned at the greater of actual performance or target performance).

•        In addition, in the event that an award is substituted, assumed or continued, the award will become vested (and, in the case of options and SARs, exercisable) in full and any restrictions, including but not limited to the restriction period, performance period and/or performance factors or criteria applicable to any outstanding award will be deemed to have been met and such awards will become fully vested, earned and payable to the fullest extent of the original award (or, in the case of performance-based awards, the earning of which is based on attaining a target level of performance, such awards will be deemed earned at the greater of actual performance or target performance), if the employment or service of the participant is terminated within two years after the effective date of a change of control if such termination of employment or service (i) is by the Company without cause or (ii) is by the participant for good reason.

•        Further, if a participant has entered into an employment agreement or other similar arrangement as of the effective date of the Plan, the participant is entitled to the greater of the benefits provided upon a change of control of the Company under the Plan or the respective employment agreement or other similar arrangement as in effect on the Plan’s effective date, and such employment agreement or other similar arrangement will not be construed to reduce in any way the benefits otherwise provided to a participant upon a change of control as defined in the Plan.

Director Compensation

The Company adopted a Director Compensation Program effective as of the 2017 annual meeting that applies to compensation paid to the Company’s non-employee directors. The Director Compensation Program currently provides only for equity compensation and no cash, reflective of the entrepreneurial spirit which the Company believes is indicative of its Board. During the fiscal year ended June 30, 2021, our non-employee directors received annual grants of nonqualified stock awards and/or restricted stock unit (“RSU”) awards under the Director Compensation Program. The total value of each non-employee director’s annual equity award is as follows: $140,000 for service on the Board; $50,000 for service as chair of the board; $10,000 for service on the Audit Committee (or $20,000 for serving as the chair of such committee); $6500 for service on the Compensation Committee or the Technology Committee (or $11,000 for serving as the chair of either such committee); and $5,000 for service on the Nominating Committee (or $10,000 for serving as the chair of such committee). Annual equity awards are granted on the date of the Company’s annual stockholders’ meeting. Awards vest on the first anniversary of the grant date, subject to the director’s continued service and such other terms as found in the applicable equity compensation plan and relevant award agreement. The base number of shares of Common Stock subject to each annual equity award equals (i) the award value (as calculated above), divided by (ii) the 30-day average of the closing price of the Common Stock as reported on Nasdaq measured as of the date that is one week prior to the date of the annual meeting of stockholders. On September 8, 2020, the Board approved an amendment to the Director Compensation Program, which provides that the total value of each non-employee director’s annual equity award for serving on the IT Governance Committee shall be $6,500 (or $11,000 for serving as the chair of such committee) and for serving on the Strategic Development Committee shall be $35,000 (the same amount for the chair and committee members). Any director joining the Board or a committee thereof mid-year receives a pro-rated annual equity award based representing the remaining months of service in the year (rounded up to the nearest full month).

Directors who are also employees of the Company are not paid for their service as directors.

The table below summarizes all compensation received by each of the Company’s non-employee directors for services as a director performed during the fiscal year ended June 30, 2021.

Name	Stock Awards ($)	Options Awards ($)	Total ($)
Arthur E. Geiss(1)	219,497	—	219,497
Jerry D. Neal(2)	270,240	—	270,240
Steven P. DenBaars(3)	162,108	—	162,108
Jeffrey K. McMahon(4)	—	172,412	172,412
Suzanne B. Rudy(5)	222,852	—	222,852
J. Michael McGuire(6)	188,370	—	188,370

____________

(1)      Mr. Geiss received an award of 25,585 RSUs on October 29, 2020 immediately following the 2020 annual meeting for his services on the Board, which vests in full on the first anniversary of the grant date. Valuation of such securities is based on a closing bid price for Common Stock of $8.54 on the grant date. Additionally, Mr. Geiss received an award of 133 RSUs on September 8, 2020, in recognition of his service on the newly formed committees, which vested in full on October 29, 2020. Valuation of these securities is based on a closing bid price for Common Stock of $7.53 on the grant date.

(2)      Dr. Neal received an award of 31,011 RSUs on October 29, 2020 immediately following the 2020 annual meeting for his services on the Board, which vests in full on the first anniversary of the grant date. Valuation of such securities is based on a closing bid price for Common Stock of $8.54 on the grant date. Additionally, Mr. Neal received an award of 718 RSUs on September 8, 2020, in recognition of his service on newly formed committees, which vested in full on October 29, 2020. Valuation of these securities is based on a closing bid price for Common Stock of $7.53 on the grant date.

(3)      Mr. DenBaars received an award of 18,865 RSUs on October 29, 2020 immediately following the 2020 annual meeting for his services on the Board, which vests in full on the first anniversary of the grant date. Valuation of such securities is based on a closing bid price for Common Stock of $8.54 on the grant date. Additionally, Mr. DenBaars received an award of 133 RSUs on September 8, 2020, in recognition of his service on newly formed committees, which vested in full on October 29, 2020. Valuation of these securities is based on a closing bid price for Common Stock of $7.53 on the grant date.

(4)      Mr. McMahon received an award of a stock option under the 2018 Plan exercisable for 39,704 shares of Common Stock on October 29, 2020 immediately following the 2020 annual meeting for his services on the Board, which vests in full on the first anniversary of the grant date. Valuation is based on a Black-Scholes grant date fair value per share of $4.342446.

(5)      Ms. Rudy received an award of 25,462 RSUs on October 29, 2020 immediately following the 2020 annual meeting for his services on the Board, which vests in full on the first anniversary of the grant date. Valuation of such securities is based on a closing bid price for Common Stock of $8.54 on the grant date. Additionally, Ms. Rudy received an award of 718 RSUs on September 8, 2020, in recognition of her service on newly formed committees, which vested in full on October 29, 2020. Valuation of these securities is based on a closing bid price for Common Stock of $7.53 on the grant date.

(6)      Mr. McGuire received an award of 19,235 RSUs on October 29, 2020 immediately following the 2020 annual meeting for his services on the Board, which vests in full on the first anniversary of the grant date. Valuation of such securities is based on a closing bid price for Common Stock of $8.54 on the grant date. Additionally, Mr. McGuire received an award of 3,201 RSUs on September 8, 2020, for his prorated annual equity award in recognition of his mid-year appointment to the board, which vested in full on October 29, 2020. Valuation of these securities is based on a closing bid price for Common Stock of $7.53 on the grant date.

PROPOSAL 2

ADVISORY VOTE ON EXECUTIVE COMPENSATION

This Proposal 2 enables our stockholders to cast a non-binding, advisory vote to approve the compensation of our named executive officers as disclosed in this proxy statement.

Our executive compensation program, as described in detail under the heading “Compensation and Other Information Concerning our Executive Officers and Directors — Executive Compensation”, is designed to attract, motivate and retain our executive officers, who are critical to our success. Please read the “Compensation and Other Information Concerning our Executive Officers and Directors — Executive Compensation” section beginning on page 15 for additional details about our executive compensation programs, including information about the fiscal 2021 compensation of our named executive officers.

We are asking our stockholders to indicate their support for our executive compensation programs as described in this proxy statement. This vote is not intended to address any specific item of compensation, but rather the overall compensation of our named executive officers and the philosophy, objectives and practices described in this proxy statement. Accordingly, we are asking our stockholders to vote FOR the following resolution at the Annual Meeting:

“RESOLVED, that the compensation paid to the Company’s named executive officers, as disclosed pursuant to Item 402 of Regulation S-K in the Company’s proxy statement for the 2021 Annual Meeting of Stockholders, is hereby APPROVED.”

Although the vote on this Proposal 2 regarding the compensation of our named executive officers is not binding on our Board of Directors, we value the opinions of our stockholders and will consider the result of the vote when determining future executive compensation arrangements. We currently ask our stockholders to approve the compensation of our named executive officers, on a non-binding, advisory basis, every year.

Vote Required for Approval

The affirmative vote of the stockholders present in person or represented by proxy at the Annual Meeting holding shares representing at least a majority of the votes so present or represented by proxy and entitled to be cast thereon is required to approve the foregoing resolution.

Board Recommendation

The Board recommends that the stockholders vote “FOR” the approval, on a non-binding, advisory basis, of the compensation paid to the Company’s named executive officers.

PROPOSAL 3

RATIFICATION OF THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
FOR THE FISCAL YEAR ENDING JUNE 30, 2022

The Board of Directors has retained Marcum LLP (“Marcum”) as the Company’s independent registered public accounting firm for the fiscal year ending June 30, 2022. In determining that Marcum be retained as the Company’s independent registered public accounting firm, the Board considered whether the provision of non-audit services by Marcum was compatible with maintaining Marcum’s independence and concluded that it was. Even if the engagement of Marcum is ratified, the Board may in its discretion appoint a different independent registered public accounting firm at any time during the year if it determines that such appointment would be in the best interests of the Company and its stockholders.

A representative of Marcum is expected to be present at the Annual Meeting and will have the opportunity to respond to appropriate questions and to make a statement if they desire.

Vote Required for Approval

The affirmative vote of the stockholders present in person or represented by proxy at the Annual Meeting holding shares representing at least a majority of the votes so present or represented by proxy and entitled to be cast thereon is required to ratify the engagement of Marcum as the Company’s independent registered public accounting firm for the fiscal year ending June 30, 2022.

Board Recommendation

The Board recommends that the stockholders vote “FOR” the ratification of the engagement of Marcum as the Company’s independent registered public accounting firm for the fiscal year ending June 30, 2022.

Fees

The aggregate fees billed to us by Marcum for services rendered for each of the fiscal years ended June 30, 2021 and June 30, 2020 are set forth in the table below:

Fee Category	Fiscal year ended June 30, 2021	Fiscal year ended June 30, 2020
Audit fees(1)	$298,550	$347,221
Audit-related fees	—	—
Tax fees	—	—
All other fees	—	—
Total fees	$298,550	$347,221

____________

(1)      Audit fees consist of fees incurred for professional services rendered for the audit of consolidated financial statements, for reviews of our interim consolidated financial statements included in our quarterly reports on Forms 10-Q and for services that are normally provided in connection with statutory or regulatory filings or engagements, as well as for the auditor comfort letters provided in connection with our at-the-market equity offering program.

Pre-Approval Practice

The Board established an Audit Committee in February 2017. The Audit Committee’s responsibilities include establishing policies and procedures for the review and pre-approval by the Audit Committee of, and approving or pre-approving, all auditing services and permissible non-audit services to be performed by the independent registered public accounting firm, and any non-audit services to be performed by any other accounting firm. Our Audit Committee has adopted procedures for the pre-approval of services to be performed by the independent public accountants. Pursuant to this pre-approval policy, the Audit Committee considers, at least annually, and approves the terms of the audit engagement. At each regularly scheduled Audit Committee meeting, the committee members review both a report summarizing the services, provided or anticipated to be provided by the auditor and the related fees and costs, and a listing of newly requested services subject to pre-approval since its last regularly scheduled meeting.

Any proposed engagement relating to permissible non-audit services must be presented to the Audit Committee and pre-approved on a case-by-case basis, prior to the performance of the auditor. In addition, particular categories of permissible non-audit services that are recurring may be pre-approved by the Audit Committee subject to pre-set fee limits. The Audit Committee reviews requests for the provision of audit and non-audit services by the Company’s independent public accountants and determines if they should be approved. Such requests could be approved either at a meeting of the Audit Committee or upon approval by the Chair of the Audit Committee if approval is needed between Audit Committee meetings. Any such interim approvals must be reported to the Audit Committee at its next scheduled meeting. Prior to approving any services, the Audit Committee considers whether the provision of such services is consistent with the SEC’s and the PCAOB’s rules on auditor independence and is compatible with maintaining the independence of the Company’s public accountants.

All fees described above related to audit services were pre-approved by the Audit Committee.

REPORT OF THE AUDIT COMMITTEE

The Audit Committee has reviewed and discussed the audited consolidated financial statements of the Company and its subsidiaries for the fiscal year ended June 30, 2021 with management and its independent registered public accounting firm. The Audit Committee has also discussed with the independent auditors the matters required to be discussed by Auditing Standard No. 1301 (Communications with Audit Committees), as adopted by the Public Company Accounting Oversight Board. The Audit Committee has received the written disclosures and the letter from the independent registered public accounting firm required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent auditor’s communications with the Audit Committee concerning independence, and has discussed with the independent auditors the independent auditor’s independence. Based on these reviews and discussions, the Audit Committee recommended to the Board of Directors that the audited consolidated financial statements of the Company and its subsidiaries for the fiscal year ended June 30, 2021 be included in the Company’s Form 10-K for the fiscal year ended June 30, 2021 for filing with the SEC. Respectfully submitted by the Audit Committee.

Suzanne B. Rudy (Chair)
Jerry D. Neal
Jeffrey K. McMahon

CERTAIN RELATIONSHIPS AND RELATED PERSON TRANSACTIONS

SEC rules require us to disclose any transaction or currently proposed transaction in which the Company is a participant and in which any related person has or will have a direct or indirect material interest involving the lesser of $120,000 or 1% of the average of the Company’s total assets as of the end of last two completed fiscal years. A related person is any executive officer, director, nominee for director, or holder of 5% or more of the Company’s Common Stock, or an immediate family member of any of those persons. Since July 1, 2020, the Company has not participated in any such related party transaction.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTS

Section 16 of the Exchange Act requires the directors, certain officers, and beneficial owners of more than ten percent of a class of securities registered under Section 12 of the Exchange Act to file reports with the SEC indicating their holdings of and transactions in such securities and to provide copies of such reports to the issuer of such securities. Based solely upon a review of the copies of the reports furnished to the Company, the Company believes all such reporting persons complied with such reporting obligations during the fiscal year ended June 30, 2021.

SUBMISSION OF FUTURE STOCKHOLDER PROPOSALS AND NOMINATIONS

Under certain conditions, stockholders may request that we include a proposal or director nomination at a forthcoming meeting of our stockholders in the proxy materials of the Company for such meeting. Under Exchange Act Rule 14a-8, any stockholder desiring to present a proposal to take action at the 2022 annual meeting of stockholders and include such proposal in our proxy materials must ensure that we receive the proposal, to be eligible for inclusion in our proxy statement, at our principal executive offices at 9805 Northcross Center Court, Suite A, Huntersville, North Carolina 28078 no later than May 20, 2022.

In order for a stockholder proposal, including a nomination for election to the Board of Directors, to be submitted at the 2022 annual meeting of stockholders (but not included in our proxy statement), such proposal must be received by the Company’s Secretary at least 90 but not more than 120 days prior to the first anniversary of the preceding year’s annual meeting. Any stockholder proposal to be submitted at the 2022 annual meeting of stockholders (but not included in our proxy statement) will not be considered timely unless the notice required by our Bylaws is delivered to the Secretary not earlier than the close of business on July 1, 2022 and not later than the close of business on July 31, 2022.

The stockholder notice, with respect to all stockholder proposals, must comply in all respects with Article II, Section 9 of the Company’s Bylaws, which requires that such proposal be in writing and include, among other things, (i) a brief description of the business desired to be brought before the annual meeting, (ii) the text of the proposal or business, (iii) any material interest in such business of such stockholder and the beneficial owner, if any, on whose behalf the proposal is made, (iv) the name and address, as they appear on the Company’s books, of the stockholder proposing such business, (v) information regarding the stockholder’s ownership of the Company’s common stock, (vi) a description of any agreement, arrangement or understanding that has been entered into by, or on behalf of, such stockholder and such beneficial owners, the effect or intent of which is to mitigate loss to, manage risk or benefit of share price changes for, or increase or decrease the voting power of, such stockholder or such beneficial owner, with respect to securities of the Corporation, (vii) a representation that the stockholder is a holder of record of stock of the Corporation entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to propose such business or nomination, (viii) a representation whether the stockholder or the beneficial owner, if any, intends or is part of a group which intends (A) to solicit proxies or votes from stockholders in support of such proposal or nomination, and (ix) any other information relating to such stockholder and beneficial owner, if any, required to be disclosed pursuant to Section 14(a) of the Exchange Act and the rules and regulations promulgated thereunder.

The Company’s Bylaws requires additional information to be submitted with a stockholder notice with respect to director nominations, including as to each person whom the stockholder proposes to nominate for election as director, (1) all information relating to such person that is required to be disclosed pursuant to Section 14(a) of the Exchange Act and the rules and regulations promulgated thereunder, (2) such person’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected; (3) certain representations and agreements of such person as set forth in detail in the Bylaws; and (4) a description of all direct and indirect compensation and other material monetary agreements, arrangements and understandings, and any other material relationships that may be required to be disclosed pursuant to Item 404 promulgated under Regulation S-K if the stockholder making the nomination and any beneficial owner on whose behalf the nomination is made, if any, or any affiliate or associate thereof or person acting in concert therewith, were the “registrant” for purposes of such rule and the nominee were a director or executive officer of such registrant.

This section is subject to and qualified entirely by the requirements for stockholder proposals set forth in the Company’s Bylaws. A copy of the Company’s Bylaws is available upon written request to: Akoustis Technologies, Inc., 9805 Northcross Center Court, Suite A, Huntersville, North Carolina 28078, Attention: Secretary.

It is presently anticipated that the Company’s 2022 annual meeting of stockholders will be held in October 2022. However, if the date of the 2022 annual meeting of stockholders is advanced by more than 30 days or delayed by more than 60 days from the one-year anniversary of the date of the 2021 Annual Meeting, the Company will, in a timely manner, provide public notice of the new date of the 2022 annual meeting of stockholders and the new dates by which stockholder proposals submitted pursuant to and outside of Exchange Act Rule 14a-8 must be received by the Company.

HOUSEHOLDING OF ANNUAL MEETING MATERIALS

SEC rules permit registrants to send a single copy of their proxy materials to any household at which two or more stockholders reside if the registrant believes they are members of the same family. This procedure, referred to as householding, reduces the volume of duplicate information stockholders receive and reduces the expense to the registrant. The Company has not implemented these householding rules with respect to its record holders; however, a number of brokerage firms have instituted householding, which may affect certain beneficial owners of Common Stock. If your family has multiple accounts by which you hold Common Stock, you may have previously received a householding notification from your broker. Please contact your broker directly if you have any questions, require additional copies of the proxy materials, or wish to revoke your decision to household, and thereby receive multiple copies of the proxy materials. Those options are available to you at any time.

ANNUAL REPORT

We filed an Annual Report on Form 10-K with the SEC on August 30, 2021. We make available on our website, www.akoustis.com, our annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K, and amendments to those reports filed or furnished pursuant to Section 15(d) of the Exchange Act as soon as reasonably practicable after we electronically file such material with, or furnish it to, the SEC. Stockholders may also obtain a copy of these reports, without charge, upon request to: Akoustis Technologies, Inc., 9805 Northcross Center Court, Suite A, Huntersville, North Carolina 28078, Attention: Andrew Wright.

OTHER MATTERS

As to any other matter of business that may be brought before the Annual Meeting, a vote may be cast in the discretion of the proxy holders at the Annual Meeting. The Board of Directors does not know of any such other business.

VOTE BY INTERNET - www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 P.M. ET on 10/27/2021. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

	For All	Withhold All	For All Except
1. Election of Directors	☐	☐	☐

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

____

Nominees

	Yes	No
Please indicate if you plan to attend this meeting	☐	☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

0000519877_1 R1.0.0.177

AKOUSTIS TECHNOLOGIES, INC.9805 NORTHCROSS CENTER COURTSUITE AHUNTERSVILLE, NC 28078VOTE BY INTERNET - www.proxyvote.comUse the Internet to transmit your voting instructions and for electronic delivery ofinformation. Vote by 11:59 P.M. ET on 10/27/2021. Have your proxy card in hand whenyou access the web site and follow the instructions to obtain your records and to createan electronic voting instruction form.ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALSIf you would like to reduce the costs incurred by our company in mailing proxy materials,you can consent to receiving all future proxy statements, proxy cards and annual reportselectronically via e-mail or the Internet. To sign up for electronic delivery, please followthe instructions above to vote using the Internet and, when prompted, indicate that youagree to receive or access proxy materials electronically in future years.VOTE BY PHONE - 1-800-690-6903Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 P.M. ETon 10/27/2021. Have your proxy card in hand when you call and then follow theinstructions.VOTE BY MAILMark, sign and date your proxy card and return it in the postage-paid envelope we haveprovided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood,NY 11717.TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:KEEP THIS PORTION FOR YOUR RECORDSDETACH AND RETURN THIS PORTION ONLYTHIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.The Board of Directors recommends you vote FORthe following:For Withhold For AllAll All Except1. Election of DirectorsNominees01) Steven P. DenBaars 02) Arthur E. Geiss 03) J. Michael McGuire 04) Jeffrey K. McMahon 05) Jerry D. Neal06) Suzanne B. Rudy 07) Jeffrey B. ShealyThe Board of Directors recommends you vote FOR proposals 2 and 3.For Against Abstain2. Proposal to approve, on a non-binding, advisory basis, the compensation paid to the Company’s named executiveofficers.3. Proposal to ratify the appointment of Marcum LLP as the Company’s independent registered public accountingfirm for the fiscal year ending June 30, 2022.NOTE: Such other business as may properly come before the meeting or any adjournment thereof.Yes NoPlease indicate if you plan to attend this meetingPlease sign exactly as your name(s) appear(s) hereon. When signing asattorney, executor, administrator, or other fiduciary, please give fulltitle as such. Joint owners should each sign personally. All holders mustsign. If a corporation or partnership, please sign in full corporate orpartnership name by authorized officer.Signature [PLEASE SIGN WITHIN BOX] DateSignature (Joint Owners) Date0000519877_1 R1.0.0.177

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice & Proxy Statement and Annual Reporton Form 10-K are available at www.proxyvote.comAKOUSTIS TECHNOLOGIES, INC.Annual Meeting of StockholdersOctober 28, 2021This proxy is solicited on behalf of the Board of DirectorsThe stockholders hereby appoint Jeffrey B. Shealy and Andrew Wright, or either of them, as proxies, each with the power to appoint hissubstitute, and hereby authorize them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of CommonStock of AKOUSTIS TECHNOLOGIES, INC. that the stockholders are entitled to vote at the Annual Meeting of Stockholders to be held at10:00 AM, local time on October 28, 2021, at the offices of K&L Gates LLP, 300 South Tryon Street, Suite 1000, Charlotte, NorthCarolina 28202, and any adjournment or postponement thereof.This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will bevoted FOR the director nominees listed in Proposal 1, and FOR Proposal 2 and Proposal 3. If any other matters properly comebefore the meeting, the persons named in this proxy will vote in their discretion. The Board of Directors is not aware of any otherbusiness to come before the meeting.Continued and to be signed on reverse side0000519877_2 R1.0.0.177